Exhibit 99.1

 Worksport ($WKSP) Begins COR Alpha Production, Eyeing New Growth Opportunities

SOLIS & COR Alpha Launch on Track for September as Testing Yields Positive Results

West Seneca, New York, August 20, 2024 - Worksport Ltd. (NASDAQ: WKSP) ("Worksport" or the "Company"), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is thrilled to announce an updated on its highly anticipated COR Portable Energy System. The Worksports Electrical engineering team has initiated production of the first 100 COR Alpha units within North America. The Company is gearing up for an Alpha launch expected in September for early testers, influencers and key customers. A limited amount of COR Alpha battery generator systems are already circulating for initial use case testing.

This marks a pivotal moment in Worksport's growth journey, with the COR and SOLIS systems positioning the company to capitalize on a rapidly expanding multi-billion-dollar clean-tech market opportunity

Test Updates & Key Features of the Worksport COR

The Worksport COR system is not a simple box of batteries; it is a highly advanced, smart, and versatile energy system designed to meet the growing needs of users in diverse industries. Recently receiving results from late-stage laboratory testing, Worksport is excited to share the unique combination of features that set the Worksport COR system apart from others:

Superior Performance: Extensive testing has demonstrated COR's superior resilience compared to its top competitors. During extreme temperature and load tests, COR maintained stable performance, withstanding conditions of 113°F (45°C) without shutting down, whereas other competitors faced limitations. Furthermore, the COR display was tested to function at -40°F (-40°C), a feat none of the tested competitor products achieved. Additionally, the Worksport COR system passed 2000W load tests with nonlinear loads, such as high-powered microwaves and air compressors, demonstrating its reliability in even challenging environments.

Smart Features: Each component of the COR system, including the battery, MPPT charge controller, and hub, operates independently with intelligent control and communication features. Users can monitor and manage their system remotely via a mobile app, offering detailed insights into power consumption, battery status, and energy generation. The app even includes advanced functionality such as battery identification, where users can easily pinpoint and manage specific batteries from their COR system. With COR being a fully modular system, its base power starts at 1.5 kWh and can be expanded with additional batteries. Worksport is considering offering a future subscription service for customers interested in adding more batteries.

Advanced MPPT Technology: Worksport's proprietary MPPT (Maximum Power Point Tracking) charger is fully integrated with Bluetooth and cloud capabilities, enabling real-time power monitoring and collection of valuable data for both users and strategic partners. The solar charger works seamlessly with any solar panel producing over 70V, giving users flexibility across various brands. The MPPT technology optimizes energy harvesting, providing superior efficiency in powering equipment and charging batteries, and is ready for carbon credit generation through online tracking.

Hot Swap Capabilities: The COR system will come in two versions, with the Pro version offering a unique hot swap feature that ensures uninterrupted power. Users can remove or replace batteries while maintaining a continuous power supply. This feature is a game-changer for heavy-duty users who require seamless transitions in energy supply without risking downtime. The COR Pro's integrated battery provides 1,700Wh of energy, designed to handle demanding applications with ease while a user replaces the external battery.

Media and tech journalists are invited to contact Worksport for exclusive early access to the Worksport SOLIS and COR duo. Contact us at media@worksport.com.

The COR & SOLIS Ecosystem: The Future of Portable Energy

The COR system integrates seamlessly with Worksport's patented SOLIS solar tonneau cover, creating a powerful clean-tech nano grid. Together, these products are designed to revolutionize portable energy for both recreational and industrial applications. The combined system allows for flexible power generation and storage, transforming pickup trucks into mobile energy hubs capable of powering everything from tools to household appliances. Moreover, Worksport will look to integrate the COR & SOLIS systems into a wide variety of applications outside of the truck bed.

Rafael Oliveira, CTO Designate of Worksport, commented: "The COR and SOLIS ecosystem is designed for unmatched versatility and innovation. Our MPPT technology allows for superior energy harvesting. The potential to track real-time data from hundreds of thousands of SOLIS units on the road opens new opportunities for carbon credits and R&D feedback. This system isn't just about power-it's about unlocking the potential for smart, sustainable energy on a global scale."

Worksport's Clean-Tech Market Opportunity

Worksport is tapping into a fast-growing, multi-billion-dollar market with its COR Portable Energy System and SOLIS Solar Tonneau Cover. The global portable power station market is rapidly forming with an increased appetite for off grid power and clean energy. Worksport is positioning itself to challenge a leading Chinese competitor that is growing at 300% annually with over $1 billion+ in yearly sales. Worksport's COR will come at competitive price points with a product it believes to be superior.

Furthermore, Worksport will have a unique advantage with a first-to-market patented SOLIS Solar Tonneau Cover being a perfect complement to the COR.  Worksport is strategically positioned to penetrate the multibillion-dollar tonneau cover market, which is expanding at a CAGR of 8.6%, by leveraging superior cost efficiency and American ingenuity. Worksport believes it is well-positioned to capture significant market share. Worksport recently announced record-high revenues for the quarter ending June 30, 2024, and Worksport expects to continue setting records in subsequent quarters.

Worksport Q2 Earnings Call

Worksport's Q2 Earnings Call occurred at 4:30pm ET on Tuesday August 13th, 2024. Worksport reported record high revenues. The full earnings call recording, prepared remarks, and presented deck can be found in the following locations:

1. Worksport Q2 Earnings Call Recorded Webinar

2. Worksport Q2 Earnings Call Deck & Prepared Remarks

3. Quarter 2, 2024 Financials: Worksport Q2 2024 10-Q

Investor Contact Information:

Investor Relations, Worksport Ltd.

T: 1 (888) 554-8789 x128

W1: https://invest.worksport.com/home

W2: www.worksport.com

E: investors@worksport.com

Key 2024 Press-Releases:

  August 14th: Worksport Announces Record High Revenues; 275% Q2 Growth
  August 1: Worksport Announces Impressive SOLIS Solar Cover Test Results
  June 20: Worksport Announces Record Breaking May Sales
  May 16: Worksport Reports 1,506% Q1 Revenue Surge
  May 8: Worksport Awarded $2.8MM Grant
  April 25: Worksport Signals Undervalued Status, Eyes Major 2024 Growth
  March 6: Worksport to Launch Innovative SOLIS & COR Products This Summer

Read all Worksport press releases: [Link to All Press Releases].

Stay Connected

  Investor Newsletter: Investors and customers are invited to follow Worksport's progress as it builds on this momentum and strives to redefine industry standards with each new corporate development.  Link to Newsletter
  Contact Information

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128

W: investors.worksport.com  E: investors@worksport.com  W: worksport.com

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport's hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy's website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company's social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the "Accounts"), the links of which are links to external third party websites, as well as sign up for the Company's newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

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Facebook YouTube	LinkedIn Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission ("SEC") filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd.  T: 1 (888) 554-8789 -128 W: investors.worksport.com    W: www.worksport.com    E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain "forward‐looking statements." Forward‐looking statements reflect the current view about future events. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," "project," "should," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward‐looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.